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                                                                    EXHIBIT 99.G


                      KAYNE ANDERSON MLP INVESTMENT COMPANY

                         INVESTMENT MANAGEMENT AGREEMENT


            THIS INVESTMENT MANAGEMENT AGREEMENT (this "Agreement") is made as of the [__] day of [______], 2004, by and between Kayne Anderson MLP Investment Company, a Maryland corporation (hereinafter called the "Company"), and Kayne Anderson Capital Advisors, L.P., a California limited partnership (hereinafter called the "Manager").

                                   WITNESSETH:

            WHEREAS, the Company is a non-diversified, closed-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

            WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is engaged in the business of supplying investment advice, investment management and administrative services, as an independent contractor; and

            WHEREAS, the Company desires to retain the Manager to render advice and services to the Company pursuant to the terms and provisions of this Agreement, and the Manager is interested in furnishing said advice and services; and

            NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

            1. Appointment of Manager. The Company hereby employs the Manager and the Manager hereby accepts such employment, to render investment advice and management services with respect to the assets of the Company for the period and on the terms set forth in this Agreement, subject to the supervision and direction of the Company's Board of Directors ("the Board").

            2. Duties of Manager.

                  (a) General Duties. The Manager shall act as investment manager to the Company and shall supervise investments of the Company in accordance with the investment objectives, programs and restrictions of the Company as provided in the Company's governing documents, including, without limitation, the Company's Charter and Bylaws, or otherwise and such other limitations as the Board may impose from time to time in writing to the Manager. Without limiting the generality of the foregoing, the Manager shall: (i) furnish the Company with advice and recommendations with respect to the investment of the Company's assets and the purchase and sale of portfolio securities for the Company, including the taking of such other steps as may be necessary to implement such advice and recommendations; (ii) furnish the Company with reports, statements and other data on securities, economic conditions and other pertinent subjects which the Board may reasonably request; (iii) manage the investments of the Company, subject to the ultimate supervision and direction of the Board; (iv) provide persons satisfactory to the Board to act as officers and employees of the Company (such officers and employees, as well as certain directors, may be directors, officers, partners, or employees of the


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Manager or its affiliates); and (v) render to the Board such periodic and special reports with respect to the Company's investment activities as the Board may reasonably request.

                  (b) Brokerage. The Manager shall place orders for the purchase and sale of securities either directly with the issuer or with a broker or dealer selected by the Manager. In placing the Company's securities trades, it is recognized that the Manager will give primary consideration to securing the most favorable price and efficient execution, so that the Company's total cost or proceeds in each transaction will be the most favorable under all the circumstances. Within the framework of this policy, the Manager may consider the financial responsibility, research and investment information, and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Manager may be a party.

            It is also understood that it is desirable for the Company that the Manager have access to investment and market research and securities and economic analyses provided by brokers and others. It is also understood that brokers providing such services may execute brokerage transactions at a higher cost to the Company than might result from the allocation of brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the purchase and sale of securities for the Company may be made with brokers who provide such research and analysis, subject to review by the Board from time to time with respect to the extent and continuation of this practice to determine whether the Company benefits, directly or indirectly, from such practice. It is understood by both parties that the Manager may select broker-dealers for the execution of the Company's portfolio transactions who provide research and analysis as the Manager may lawfully and appropriately use in its investment management and advisory capacities, whether or not such research and analysis may also be useful to the Manager in connection with its services to other clients.

            On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Company as well as of other clients, the Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Company and to such other clients.

                  (c) Administrative Services. The Manager shall oversee the administration of the Company's business and affairs although the provision of administrative services, to the extent not covered by subparagraphs (a) or (b) above, is not the obligation of the Manager under this Agreement. Notwithstanding any other provisions of this Agreement, the Manager shall be entitled to reimbursement from the Company for all or a portion of the reasonable costs and expenses, including salary, associated with the provision by Manager of personnel to render administrative services to the Company.

            3. Best Efforts and Judgment. The Manager shall use its best judgment and efforts in rendering the advice and services to the Company as contemplated by this Agreement.

            4. Independent Contractor. The Manager shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Company in any way, or in any way be deemed an agent for the Company. It is expressly understood and agreed that the


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services to be rendered by the Manager to the Company under the provisions of this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

            5. Manager's Personnel. The Manager shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Manager shall be deemed to include persons employed or retained by the Manager to furnish statistical information, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Manager or the Board may desire and reasonably request.

            6. Reports by Company to Manager. The Company will from time to time furnish to the Manager detailed statements of its investments and assets, and information as to its investment objective and needs, and will make available to the Manager such financial reports, proxy statements, legal and other information relating to the Company's investments as may be in its possession or available to it, together with such other information as the Manager may reasonably request.

            7. Expenses.

                  (a) With respect to the operation of the Company, the Manager is responsible for (i) the compensation of any of the Company's directors, officers, and employees who are affiliates of the Manager (but not the compensation of employees performing services in connection with expenses which are the Company's responsibility under Subparagraph 7(b) below) and (ii) providing office space and equipment reasonably necessary for the operation of the Company.

                  (b) The Company is responsible for and has assumed the obligation for payment of all of its expenses, other than as stated in Subparagraph 7(a) above, including but not limited to: fees and expenses incurred in connection with the issuance, registration and transfer of its shares; brokerage and commission expenses; all expenses of transfer, receipt, safekeeping, servicing and accounting for the cash, securities and other property of the Company, including all fees and expenses of its custodian, stockholder services agent and accounting services agent; interest charges on any borrowings; costs and expenses of pricing and calculating its net asset value and of maintaining its books of account required under the 1940 Act; exchange listing fees; taxes, if any; expenditures in connection with meetings of the Company's stockholders and Board that are properly payable by the Company; salaries and expenses of officers and fees and expenses of directors or members of any advisory board or committee who are not members of, affiliated with or interested persons of the Manager; insurance premiums on property or personnel of the Company which inure to its benefit, including liability and fidelity bond insurance; the cost of preparing and printing reports, proxy statements, prospectuses and statements of additional information of the Company or other communications for distribution to existing stockholders; legal, auditing and accounting fees; trade association dues; fees and expenses (including legal fees) of registering and maintaining registration of its shares for sale under federal and applicable state and foreign securities laws; all expenses of maintaining and servicing stockholder accounts, including all charges for transfer, stockholder recordkeeping, dividend disbursing, redemption, and other agents for the benefit of the Company, if any; and all


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other charges and costs of its operation plus any extraordinary and non-recurring expenses, except as herein otherwise prescribed.

                  (c) To the extent the Manager incurs any costs by assuming expenses which are an obligation of the Company as set forth herein, the Company shall promptly reimburse the Manager for such costs and expenses, except to the extent the Manager has otherwise agreed to bear such expenses. To the extent the services for which the Company is obligated to pay are performed by the Manager, the Manager shall be entitled to recover from the Company to the extent of the Manager's actual costs for providing such services.

            8. Investment Advisory and Management Fee.

                  (a) The Company shall pay to the Manager, and the Manager agrees to accept, as full compensation for all administrative and investment management and advisory services furnished or provided to the Company pursuant to this Agreement, a management fee, computed annually at an annual rate of 1.75% of the total assets of the Company, to be adjusted upward or downward (by up to 1.00% of the Company's total assets) depending on whether and to what extent the Company's investment performance for the relevant performance period exceeds the Company's benchmark over the same period. The Company's benchmark shall be the total return (capital appreciation and dividends) of the Standard & Poor's 400 Utilities Index plus 600 basis points (the "Benchmark"). Each 0.01% of difference of the Company's performance compared to the performance of the Benchmark shall be multiplied by a performance adjustment of 0.002%, up to a maximum adjustment of 1.00% (as an annual rate). The performance record for the Benchmark shall be based on the change in value of the Benchmark during the relevant performance period.

                  (b) For the period beginning with the commencement of the Company's operations through the end of the Company's first 12 months of operations (_____, 2005), on a quarterly fiscal basis the Company will pay Kayne Anderson a minimum management fee calculated at an annual rate of 0.75%. At the end of the Company's first 12 months of operations, the Company will calculate the performance adjustment based on the Company's performance to that date from the commencement of the Company's operations. The Company will then calculate the total management fee based on the average total assets for the prior 12 months, subtract the minimum management fee, and pay the balance of the management fee to the Manager. After this initial period, the basic management fee and the performance adjustment will be calculated and paid quarterly beginning with the quarter ending November 30, 2005 (for the period beginning after the initial period), using a rolling 12-month performance period.

                  (c) For purposes of the calculation of the management fee, the Company's performance for a given period is calculated on a per share basis as a fraction, the numerator of which is the sum of (W) our net asset value at the end of the period minus our net asset value at the beginning of the period, (X) any dividends or distributions paid by us during the period, (Y) taxes paid during or accrued (on a net basis) for the period, and (Z) management fees paid or accrued for the period, and the denominator of which is our net asset value at the beginning of the period.

                  (d) For purposes of the calculation of the management fee, the "average total assets" for the prior 12 months shall be determined on the basis of the average of our total assets for each month in such period. Total assets for each monthly period will be determined by averaging the total assets at the last business day of that month with the total


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assets at the last business day of the prior month (or as of the commencement of operations for the initial period if a partial month). Our total assets shall be equal to our average monthly gross asset value (which includes assets attributable to our use of preferred stock, commercial paper or notes issuances and other borrowings), minus the sum of our accrued and unpaid dividends on any outstanding common stock and accrued and unpaid dividends on any outstanding preferred stock and accrued liabilities (other than the principal amount of any borrowings incurred, commercial paper or notes issued by us and the liquidation preference of any outstanding preferred stock and accrued taxes).

                  (e) The management fee may be amended in writing from time to time by the Company and the Manager.

                  (f) The Manager may reduce any portion of the compensation or reimbursement of expenses due to it pursuant to this Agreement and may agree to make payments to limit the expenses which are the responsibility of the Company under this Agreement. Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Manager hereunder or to continue future payments. Any such reduction will be agreed to prior to accrual of the related expense or fee and will be estimated daily and reconciled and paid on a monthly basis. Any fee withheld pursuant to this paragraph from the Manager shall be reimbursed by the Company to the Manager in the first, second or third (or any combination thereof) fiscal year next succeeding the fiscal year of the reduction to the extent approved by the Company's disinterested directors. The Manager may not request or receive reimbursement for prior reductions or reimbursements before payment of the Company's operating expenses for the current year and cannot cause the Company to exceed any more restrictive limitation to which the Manager has agreed in making such reimbursement.

                  (g) The Manager may agree not to require payment of any portion of the compensation or reimbursement of expenses otherwise due to it pursuant to this Agreement prior to the time such compensation or reimbursement has accrued as a liability of the Company. Any such agreement shall be applicable only with respect to the specific items covered thereby and shall not constitute an agreement not to require payment of any future compensation or reimbursement due to the Manager hereunder.

            9. Conflicts with Company's Governing Documents and Applicable Laws. Nothing herein contained shall be deemed to require the Company to take any action contrary to the Company's Charter, Bylaws, or any applicable statute or regulation, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Company.

            10. Manager's Liabilities.

                  (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Company or to any stockholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Company.

                  (b) The Company shall indemnify and hold harmless the Manager and the partners, members, officers and employees of the Manager and its general partner (any such person, an "Indemnified Party") against any loss, liability, claim, damage or expense (including


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the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the Indemnified Party's performance or non-performance of any duties under this Agreement provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement.

                  (c) No provision of this Agreement shall be construed to protect any director or officer of the Company, or officer of the Manager (or its managers), from liability in violation of Sections 17(h) and (i) of the 1940 Act.

            11. Non-Exclusivity. The Company's employment of the Manager is not an exclusive arrangement, and the Company may from time to time employ other individuals or entities to furnish it with the services provided for herein.

            12. Consent To The Use Of Name. The Manager hereby consents to the use by the Company of the name "Kayne Anderson" as part of the Company's name; provided, however, that such consent shall be conditioned upon the employment of the Manager or one of its affiliates as the investment adviser of the Company. The name "Kayne Anderson" or any variation thereof may be used from time to time in other connections and for other purposes by the Manager and its affiliates and other investment companies that have obtained consent to the use of the name "Kayne Anderson". The Manager shall have the right to require the Company to cease using the name "Kayne Anderson" as part of the Company's name if the Company ceases, for any reason, to employ the Manager or one of its affiliates as the Company 's investment adviser. Future names adopted by the Company for itself, insofar as such names include identifying words requiring the consent of the Manager, shall be the property of the Manager and shall be subject to the same terms and conditions.

            13. Term. This Agreement shall become effective at the time the Company's initial Registration Statement under the Securities Act of 1933 with respect to the shares of the Company is declared effective by the Securities and Exchange Commission and shall remain in effect for a period of two (2) years, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect thereafter for additional periods not exceeding one (l) year so long as such continuation is approved for the Company at least annually by (i) the Board or by the vote of a majority of the outstanding voting securities of the Company and (ii) the vote of a majority of the directors who are not parties to this Agreement nor interested persons thereof (other than as directors of the Company), cast in person at a meeting called for the purpose of voting on such approval.

            14. Termination. This Agreement may be terminated by the Company at any time without payment of any penalty, by the Board or by the vote of a majority of the outstanding voting securities of the Company, upon sixty (60) days' written notice to the Manager, and by the Manager upon sixty (60) days' written notice to the Company.

            15. Termination by Assignment. This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act.

            16. Transfer, Assignment. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged without the affirmative vote or written consent of the holders of a majority of the outstanding voting securities of the Company.


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            17. Notice of Limited Liability. The Manager agrees that the
Company's obligations under this Agreement shall be limited to the Company and to its assets, and that the Manager shall not seek satisfaction of any such obligation from the shareholders of the Company nor from any director, officer, employee or agent of the Company.

            18. Amendment. No amendment of this Agreement shall be effective unless it is in writing and signed by the parties hereto.

            19. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

            20. Definitions. The terms "majority of the outstanding voting securities" and "interested persons" shall have the meanings as set forth in the 1940 Act.

            21. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

            22. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of [California][Maryland] without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the 1940 Act and the Investment Advisers Act of 1940 and any rules and regulations promulgated thereunder.


                            [Signature Page Follows]


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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.


KAYNE ANDERSON MLP INVESTMENT COMPANY      KAYNE ANDERSON CAPITAL ADVISORS, L.P.

By:                                        By:
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Title:                                     Title:
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